EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements No. 33-85224, No. 333-22283, No. 333-43323, No. 333-64539, No.
333-64529,  No. 333-73255,  No. 333-49276,  No. 333-53688, No. 333-92258 and No.
333-98743 on Form S-3 of CIT Group Inc. (formerly Tyco Capital Corporation) of our reports dated October 29, 2002 and October 18, 2001 (except as to the reacquisition of international subsidiaries described in Note 23 and the reorganization of Tyco Capital Holding Inc. described in Note 1, which are as of February 11, 2002 and July 1, 2002, respectively) relating to the consolidated balance sheets of CIT Group Inc. and its subsidiaries as of September 30, 2002 and September 30, 2001 and the related consolidated statements of income, stockholders' equity and cash flows for the year ended September 30, 2002, the period from June 2, 2001 through September 30, 2001 and the period from January 1, 2001 through June 1, 2001, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP


New York, New York
December 23, 2002